                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                13-5266470
                                                (I.R.S. employer
                                                identification no.)

399 Park Avenue, New York, New York             10043
(Address of principal executive office)         (Zip Code)

                             -----------------------

                             SCHOLASTIC CORPORATION
               (Exact name of obligor as specified in its charter)

Delaware                                              13-3385513
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification no.)


555 Broadway
New York, New York                                    10012
(Address of principal executive offices)              (Zip Code)

                            -------------------------

                                 Debt Securities
                       (Title of the indenture securities)

Item 1.     General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            NAME                                      ADDRESS
            ----                                      -------
            Comptroller of the Currency               Washington, D.C.

            Federal Reserve Bank of New York          New York, NY
            33 Liberty Street
            New York, NY

            Federal Deposit Insurance Corporation     Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16.    List of Exhibits.

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.


            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2000-attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.

                               ------------------


                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 2nd day of February, 2001.



                                    CITIBANK, N.A.

                                    By    /S/ WAFAA ORFY
                                          ------------------------------
                                          Wafaa Orfy
                                          Assistant Vice President

                                                                       EXHIBIT 7

                                  -0019440

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on September 30, 2000, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS
Thousands
of dollars
Cash and balances due from
  depository institutions:
Noninterest-bearing balances
  and currency and coin                          $  8,554,000
Interest-bearing balances                          15,678,000
Held-to-maturity securities                                 0
Available-for-sale securities                      38,563,000
Federal funds sold and
  securities purchased under
  agreements to resell                              5,150,000
Loans and lease financing receivables:
  Loans and Leases, net of unearned income       $244,199,000
  LESS: Allowance for loan
  and lease losses                                  4,655,000
  Loans and leases, net of
  unearned income, allowance,
  and reserve                                     239,544,000
Trading assets                                     34,918,000
Premises and fixed assets
  (including capitalized leases)                    3,875,000
Other real estate owned                               305,000
Investments in unconsolidated
  subsidiaries and associated companies             1,214,000
Customers' liability to this bank
  on acceptances outstanding                        1,364,000
Intangible assets                                   5,935,000
Other assets                                       13,898,000
TOTAL ASSETS                                    $ 368,998,000
LIABILITIES
Deposits:

                                  -0019440

In domestic offices                              $ 48,906,000
  Non-interest bearing                           $ 14,055,000
  Interest-bearing                                 34,851,000
In foreign offices, Edge and
  Agreement subsidiaries, and
  IBFs                                            214,027,000
  Noninterest-bearing                              13,763,000
  Interest-bearing                                200,264,000
Federal funds purchased and
  securities sold under
  agreements to repurchase                         11,479,000
Demand notes issued to the
  U.S. Treasury                                             0
Trading liabilities                                24,753,000
Other borrowed money (includes
  mortgage indebtedness and
  obligations under capitalized
  leases):
  With a remaining maturity of one
  year or less                                     12,574,000
  With a remaining maturity of more
  than one year through three years                 4,281,000
  With a remaining maturity of more
  than three years                                  2,544,000
Bank's liability on acceptances
  executed and outstanding                          1,404,000
Subordinated notes and
  debentures                                        8,200,000
Other liabilities                                  14,355,000
TOTAL LIABILITIES                               $ 342,523,000
EQUITY CAPITAL
Perpetual preferred stock
  and related surplus                                       0
Common stock                                    $     751,000
Surplus                                            11,254,000
Undivided profits and capital reserves             15,349,000
Net unrealized holding gains (losses)
  on available-for-sale securities                     (8,000)
Accumulated net gains (losses)
  on cash flow hedges                                       0
Cumulative foreign currency
  translation adjustments                            (871,000)
TOTAL EQUITY CAPITAL                            $  26,475,000


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

                                  -0019440

TOTAL LIABILITIES AND
   EQUITY CAPITAL                                     $       368,998,000

I, Roger W. Trupin, Controller of the above- named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


ROGER W. TRUPIN
CONTROLLER


We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MacDonald
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS



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